New Hampshire Thrift Bancshares, Inc. Announces Earnings for Fiscal Year 2011

Performance Reflects Loan and Deposit Growth

NEWPORT, NH -- (Marketwire - January 27, 2012) - New Hampshire Thrift Bancshares, Inc. (the "Company") (NASDAQ: NHTB), the holding company for Lake Sunapee Bank, fsb (the "Bank"), today reported consolidated net income for the twelve months ended December 31, 2011 of $7.7 million, or $1.20 per common share, assuming dilution, compared to $7.9 million, or $1.29 per common share, assuming dilution, for the same period in 2010, a decrease of $278 thousand, or 3.50%. For the quarter ended December 31, 2011, the Company reported consolidated net income of $1.6 million, or $0.24 per common share, assuming dilution, compared to $2.1 million, or $0.34 per common share, assuming dilution, for the quarter ended December 31, 2010, a decrease of $490 thousand, or 23.11%.

2011 Financial Highlights

  Total assets increased $46.8 million, or 4.70%, to $1.0 billion at December 31, 2011 from $995.1 million at December 31, 2010.

  Net loans increased $39.5 million, or 5.85%, to $715.0 million at December 31, 2011 from $675.5 million at December 31, 2010.

  In 2011, the Company originated $289.1 million in loans, compared to $341.5 million in 2010.

  The Company's loan servicing portfolio was $365.8 million at December 31, 2011 compared to $370.3 million at December 31, 2010.

  Total deposits increased $24.8 million, or 3.19%, to $803.0 million at December 31, 2011 from $778.2 million at December 31, 2010.

  Net interest and dividend income for the year ended December 31, 2011 was $28.5 million compared to $28.9 million for the same period in 2010.

  The Company's returns on average assets and average equity for the twelve months ended December 31, 2011 were 0.74% and 7.96%, respectively, compared to 0.79% and 8.71%, respectively, for the same period in 2010.

  As a percentage of total loans, non-performing loans increased from 1.45% at December 31, 2010 to 2.32% at December 31, 2011, primarily as a result of an increase in troubled debt restructurings.

  Net income available to common stockholders was $7.0 million for the year ended December 31, 2011 compared to $7.4 million for the same period in 2010.

Earnings Summary

Net income of $7.7 million for the twelve months ended December 31, 2011 includes a decrease of $413 thousand, or 1.43%, in net interest and dividend income. The provision for loan losses decreased $831 thousand, or 38.08%, to $1.4 million for the twelve months ended December 31, 2011 compared to $2.2 million for the same period in 2010. Noninterest income increased $184 thousand, or 1.79%, to $10.5 million for the twelve months ended December 31, 2011 compared to $10.3 million for the same period in 2010. This increase includes decreases of $127 thousand in customer service fees and $761 thousand in net gains on the sales of loans partially offset by increases of $505 thousand in net gains on sales and calls of securities, $381 thousand in realized gain in Charter Holding Corp., $119 thousand in insurance commission income and $76 thousand in bank-owned life insurance income. Noninterest expense increased $1.6 million, or 6.32%, to $27.1 million for the twelve months ended December 31, 2011 compared to $25.5 million for the same period in 2010. Within noninterest expense, salaries and employee benefits increased $936 thousand, or 7.00%, to $14.3 million for the twelve months ended December 31, 2011 compared to $13.4 million for the same period in 2010.

Net income of $1.6 million for the quarter ended December 31, 2011 includes an increase of $375 thousand, or 5.65%, in net interest and dividend income compared to the same period in 2010. The provision for loan losses increased $205 thousand to $367 thousand for the quarter ended December 31, 2011 compared to $162 thousand for the same period in 2010. Noninterest income decreased $249 thousand, or 9.09%, to $2.5 million for the quarter ended December 31, 2011 compared to $2.7 million for the same period in 2010. This decrease includes decreases of $78 thousand in net gains on sales and calls of securities and $382 thousand in net gain on sales of loans partially offset by increases of $88 thousand in realized gain in Charter Holding Corp., $119 thousand in insurance commission income, and $31 thousand in bank-owned life insurance income. Noninterest expense increased $734 thousand, or 11.55%, to $7.1 million for the quarter ended December 31, 2011 compared to $6.4 million for the same period in 2010.

Balance Sheet Summary

Total assets were $1.0 billion at December 31, 2011, compared to $995.1 million at December 31, 2010, an increase of 4.70%. Securities available-for-sale increased $14.3 million to $210.3 million at December 31, 2011 from $196.0 million at December 31, 2010. Net loans held in portfolio increased $39.5 million, or 5.85%, to $715.0 million at December 31, 2011, from $675.5 million at December 31, 2010. The allowance for loan losses was $9.1 million at December 31, 2011, compared to $9.9 million at December 31, 2010. The change in the allowance for loan losses is the net effect of provisions of $1.4 million, charge-offs of $2.4 million, and recoveries of $365 thousand. As a percentage of total loans, non-performing loans increased from 1.45% at December 31, 2010 to 2.32% at December 31, 2011, primarily as a result of an increase in troubled debt restructurings. Total loan production for the twelve months ended December 31, 2011 was $289.1 million compared to $341.5 million for the twelve months ended December 31, 2010. Loan production during the fourth quarter of 2011 was $93.2 million compared to $122.0 million for the same period in 2010.

Total deposits increased $24.8 million, or 3.19%, to $803.0 million at December 31, 2011 from $778.2 million at December 31, 2010. Within deposits, savings and money market accounts increased $21.6 million, transaction accounts increased $18.9 million and time deposits decreased $15.7 million. Advances from the Federal Home Loan Bank increased $5.0 million, or 6.59%, to $81.0 million at December 31, 2011 from $76.0 million at December 31, 2010.

Stockholders' equity of $108.7 million resulted in a book value of $15.20 per common share at December 31, 2011 based on 5,832,360 shares of common stock outstanding, an increase of $0.94, or 6.58%, per common share from a year ago. As previously announced, a regular quarterly dividend of $0.13 per share is payable on January 31, 2012 to stockholders of record of January 24, 2012. The Bank remains well-capitalized with a Tier I (Core) Capital ratio of 9.75% at December 31, 2011. Tier I (Core) Capital at December 31, 2011 includes additional investment from the U.S. Department of the Treasury (the "Treasury") during 2011.

Other Events

On August 29, 2011, the Company announced that it received $20.0 million from the Small Business Lending Fund ("SBLF"). The SBLF is the Treasury's effort to bring Main Street banks and small businesses together to help create jobs and promote economic growth in local communities. The Company used $10.0 million of the SBLF proceeds to repurchase approximately $10.0 million of outstanding preferred shares issued under the Treasury's Capital Purchase Program.

On November 10, 2011, the Company announced it had completed its acquisition of McCrillis & Eldredge Insurance, Inc., ("McCrillis & Eldredge") of Newport, New Hampshire. McCrillis & Eldredge is a full-line independent insurance agency which offers a complete range of commercial insurance services and consumer products, including life, health, auto, and homeowner insurances. McCrillis & Eldredge will retain its name and operate as a division of the Bank.

About New Hampshire Thrift Bancshares, Inc.

New Hampshire Thrift Bancshares, Inc. is the bank holding company of Lake Sunapee Bank, fsb, a federally-chartered stock savings bank which provides a wide range of banking and financial services including McCrillis & Eldredge Insurance, Inc., a full-line independent insurance agency which offers a complete range of commercial insurance services and consumer products. These wholly-owned subsidiaries operate through 30 offices strategically located within the greater Dartmouth-Lake Sunapee-Kearsarge and Monadnock regions of west-central New Hampshire and central Vermont. New Hampshire Thrift Bancshares, Inc. has total assets of approximately $1.0 billion.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010, and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                   New Hampshire Thrift Bancshares, Inc.
                       Selected Financial Highlights

For the Years Ended December 31,                       2011         2010
                                                   -----------  -----------
(Dollars in thousands except for per share data)

Net Income                                         $     7,669  $     7,947
Per Share Data:
  Basic Earnings                                          1.20         1.29
  Diluted Earnings (1)                                    1.20         1.29
  Dividends Paid                                          0.52         0.52
  Dividend Payout Ratio                                  43.33%       40.31%

Return on Average Assets                                  0.74%        0.79%
Return on Average Equity                                  7.96%        8.71%

As of December 31,                                     2011         2010
                                                   -----------  -----------
(Dollars in thousands except for per share data)

Total Assets                                       $ 1,041,819  $   995,054
Total Securities (2)                                   217,933      203,600
Loans, Net                                             714,952      675,514
Total Deposits                                         803,023      778,219
Federal Home Loan Bank Advances                         80,967       75,959
Stockholders' Equity                                   108,660       92,391
Book Value per Common Share                        $     15.20  $     14.26
Shares Outstanding                                   5,832,360    5,773,772

Tier I (Core) Capital                                     9.75%        8.28%

Number of Locations                                         30           28

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.
(2) Includes available-for-sale securities shown at fair value and Federal
    Home Loan Bank stock at cost.

                   New Hampshire Thrift Bancshares, Inc.
                        Consolidated Balance Sheets

As of December 31,
(Dollars in thousands)                                 2011         2010
                                                   -----------  -----------
ASSETS                                             (unaudited)
Cash and due from banks                            $    21,841  $    21,513
Federal Home Loan Bank overnight deposit                 2,899       11,700
                                                   -----------  -----------
      Total cash and cash equivalents                   24,740       33,213
Securities available-for-sale                          210,318      195,985
Federal Home Loan Bank stock                             7,615        7,615
Loans held-for-sale                                      3,434        5,887
Loans receivable, net of the allowance for loan
 losses of $9.1 million as of December 31, 2011 and
 $9.9 million as of December 31, 2010                  714,952      675,514
Accrued interest receivable                              2,669        2,986
Bank premises and equipment, net                        16,450       16,672
Investments in real estate                               3,451        3,550

Other real estate owned                                  1,344           75
Goodwill                                                28,597       27,293
Intangible assets                                        1,755        1,550
Investment in partially owned Charter Holding
 Corp., at equity                                        4,895        4,899
Bank-owned life insurance                               13,347       10,358
Other assets                                             8,252        9,457
                                                   -----------  -----------
    Total assets                                   $ 1,041,819  $   995,054
                                                   ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
  Noninterest-bearing                              $    64,356  $    53,265
  Interest-bearing                                     738,667      724,954
                                                   -----------  -----------
  Total deposits                                       803,023      778,219
  Federal Home Loan Bank advances                       80,967       75,959

  Other borrowings                                         543            -
  Securities sold under agreements to repurchase        15,514       16,165
  Subordinated debentures                               20,620       20,620
  Accrued expenses and other liabilities                12,492       11,699
                                                   -----------  -----------
    Total liabilities                                  933,159      902,662
                                                   -----------  -----------

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value per share:
   2,500,000 shares authorized:
    Series B, fixed rate noncumulative perpetual,
     fixed rate cumulative perpetual, 20,000 shares
     issued and outstanding at December 31, 2011
     and no shares issued and outstanding at
     December 31, 2010                                       -            -
    Series A, no shares issued and outstanding at
     December 31, 2011 and 10,000 shares issued and
     outstanding at December 31, 2010                        -            -
  Common stock, $.01 par value, per share:
   10,000,000 shares authorized, 6,292,639 shares
   issued and 5,832,360 shares outstanding as of
   December 31, 2011 and 6,234,051 shares issued
   and 5,773,772 shares outstanding as of December
   31, 2010                                                 63           62
  Warrants                                                  85           85
  Paid-in capital                                       66,658       55,921
  Retained earnings                                     49,892       46,001
  Accumulated other comprehensive loss                    (887)      (2,527)
  Treasury stock, at cost, 460,279 shares as of
   December 31, 2011 and 2010                           (7,151)      (7,151)
                                                   -----------  -----------
    Total stockholders' equity                         108,660       92,391
                                                   -----------  -----------
    Total liabilities and stockholders' equity     $ 1,041,819  $   995,054
                                                   ===========  ===========

                    New Hampshire Thrift Bancshares, Inc.
                      Consolidated Statements of Income

                              For the Twelve Months
                                      Ended             Three Months Ended
                                   December 31,            December 31,
(Dollars in thousands except
 for per share data)             2011        2010        2011        2010
                             ----------- ----------- ----------- -----------
INTEREST AND DIVIDEND INCOME (unaudited)             (unaudited)
  Interest and fees on loans $    31,640 $    31,955 $     7,844 $     7,773
  Interest and dividends on
   debt investments
    Taxable                        4,601       6,085         989       1,215
    Dividends                         35          17           6           4
    Other                            912         599         232          49
                             ----------- ----------- ----------- -----------
  Total interest and
   dividend income                37,188      38,656       9,071       9,041
                             ----------- ----------- ----------- -----------

INTEREST EXPENSE
  Interest on deposits             5,771       6,634       1,360       1,624
  Interest on advances and
   other borrowed money            1,863       2,040         450         526
  Interest expenses on
   debentures                      1,008       1,011         256         254
  Interest on securities
   sold under agreements to
   repurchase                         47          59           9          15
                             ----------- ----------- ----------- -----------
  Total interest expense           8,689       9,744       2,075       2,419
                             ----------- ----------- ----------- -----------

  Net interest and dividend
   income                         28,499      28,912       6,996       6,622

PROVISION FOR LOAN LOSSES          1,351       2,182         367         162
                             ----------- ----------- ----------- -----------

  Net interest and dividend
   income after provision
   for loan losses                27,148      26,730       6,629       6,460
                             ----------- ----------- ----------- -----------

OTHER INCOME
  Customer service fees            5,071       5,198       1,258       1,259
  Net gain on sales and
   calls of securities             2,588       2,083         348         426
  Net gain on sales of loans         931       1,692         368         750
  Net gain on sales of other
   real estate owned and
   fixed assets                       27          50           -           7
  Rental income                      714         701         163         182
  Realized gain in Charter
   Holding Corp.                     573         192         114          26
  Insurance commission
   income                            122           2         120           1
  Bank owned life insurance
   income                            432         356         118          87
                             ----------- ----------- ----------- -----------
  Total noninterest income        10,458      10,274       2,489       2,738
                             ----------- ----------- ----------- -----------

                             For the Twelve Months
                                     Ended             Three Months Ended
                                  December 31,            December 31,
(Dollars in thousands
 except for per share data)     2011        2010         2011       2010
                            -----------  ----------  ----------- ----------
NONINTEREST EXPENSES        (unaudited)              (unaudited)
Salaries and employee
 benefits                        14,306      13,370        3,781      3,691
Occupancy and equipment
 expenses                         3,807       3,743          957        914
Advertising and promotion           510         432          141        126
Depositors' insurance               793       1,020          184        238
Professional services             1,122         953          315        218
Data processing and outside
 services                         1,048         934          285        215
Telephone                           799         676          294        164
ATM processing fees                 481         520          118        124
Mortgage servicing
 (income), net of
 amortization of mortgage
 servicing rights                  (117)       (113)          11        (11)
Supplies                            344         408           93        115
Other expenses                    4,034       3,570          905        557
                            -----------  ----------  ----------- ----------
Total noninterest expenses       27,127      25,513        7,084      6,352
                            -----------  ----------  ----------- ----------

INCOME BEFORE PROVISION FOR
 INCOME TAXES                    10,480      11,491        2,034      2,846

PROVISION FOR INCOME TAXES        2,811       3,544          404        726

                            -----------  ----------  ----------- ----------
NET INCOME                  $     7,669  $    7,947  $     1,630 $    2,120
                            ===========  ==========  =========== ==========
NET INCOME AVAILABLE TO
 COMMON STOCKHOLDERS        $     6,956  $    7,431  $     1,393 $    1,990

Earnings Per Common Share,
 basic                      $      1.20  $     1.29  $      0.24 $     0.34
Earnings Per Common Share,
 assuming dilution (1)      $      1.20  $     1.29  $      0.24 $     0.34
Dividends Declared per
 common share               $      0.52  $     0.52  $      0.13 $     0.13

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.

For additional information contact:
Stephen R. Theroux
President
603-863-0886